Exhibit 99.1

SumTotal Systems Reports Fourth Quarter and Full Year 2006 Results

Year over Year Revenue Growth of 41%

MOUNTAIN VIEW, Calif. – February 6, 2007 – SumTotal® Systems (Nasdaq: SUMT), the largest provider of talent and learning solutions, announced its financial results for the fourth quarter and full year ended December 31, 2006.

Fourth Quarter 2006 Results

On a Generally Accepted Accounting Principles (GAAP) basis, total revenue for the fourth quarter 2006 was $29.6 million, an increase of 24% from the $23.9 million reported in the fourth quarter of 2005. License revenue was $9.0 million compared to $7.4 million a year ago. GAAP net loss was $2.5 million, or $0.10 per share on a basic and diluted basis, compared to a net loss of $5.3 million, or $0.21 per share on a basic and diluted basis reported in the fourth quarter of 2005.

Deferred revenue on a GAAP basis at the end of the fourth quarter increased 15% year-over-year and 21% sequentially to end the quarter at $30.7 million, compared to $26.7 million for the same quarter of the previous year and $25.4 million for the third quarter of 2006.

Non-GAAP revenue in the fourth quarter increased by 11% to $30.0 million from $26.9 million reported for the fourth quarter of 2005. License revenue was $9.2 million compared to $8.7 million a year ago. Non-GAAP net income for the fourth quarter was $2.2 million, or $0.08 per share on a diluted basis, compared to non-GAAP net income of $2.5 million, or $0.10 per share on a diluted basis for the fourth quarter a year ago.

Full Year 2006 Results

On a GAAP basis, total revenue for the full year 2006 was $106.0 million, an increase of 41% from the $75.0 million reported in the full year 2005. License revenue was $31.0 million compared to $24.7 million a year ago. GAAP net loss was $12.0 million, or $0.47 per share on a basic and diluted basis, compared to a net loss of $11.1 million, or $0.51 per share on a basic and diluted basis reported for the full year 2005.

Non-GAAP revenue for the year increased by 41% to $110.3 million from revenue of $78.4 million as reported for 2005. License revenue was $33.3 million compared to $26.2 million a year ago. Non-GAAP net income for the year was $6.6 million, or $0.25 per share on a diluted basis, compared to non-GAAP net income of $0.6 million, or $0.03 per share on a diluted basis for the prior year.

Non-GAAP results exclude the impact of certain one-time charges primarily related to restructuring activities and a litigation settlement, and non-cash accounting adjustments and charges primarily related to acquisition accounting, stock-based compensation, and any related income tax effects. A reconciliation to the GAAP results is provided in the attached statements.

“I am pleased with the results for the fourth quarter and 2006. Our strong execution allowed us to break previously announced records,” said Don Fowler, SumTotal’s chief executive officer. “In the fourth quarter, we continued to achieve strong top-line growth and non-GAAP profitability. Also in the fourth quarter, we announced the acquisition of Mindsolve, a performance management company with innovative, patented technology. This acquisition enables us to be a stronger player in performance management and is aligned with our strategy of providing our customers with an integrated Talent Management solution.”

Recurring Revenue

Recurring revenue which includes maintenance, hosting and license subscriptions, and our on-demand offerings increased significantly to 47% of revenue in 2006 compared with 42% in 2005 and 37% in 2004. With the current momentum of our on-demand offerings, recurring revenue is expected to continue to grow in absolute dollars and as a percentage.

“With 47% of each quarter’s revenue coming from recurring revenue, we have greater visibility into our business and overall revenue growth,” said SumTotal COO Dave Crussell. “Going forward, we expect to see an increase in our on-demand business and subscriptions and recurring revenue to be over 50% in the next twelve months.”

Business Highlights

•	During the fourth quarter, signed North American customers including The Bank of New York, Independence Blue Cross, Kohl’s Department Stores, U.S. Chamber of Commerce and U.S. Veterans Affairs.

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Also in the fourth quarter, won international contracts including Renault Brasil, Japan Maritime Self-Defense Force, Australian Stock Exchange, Ericsson AB as well as Shanghai Information Industry Co., Ltd. and Shanghai Roche Pharmaceuticals in partnership with HP Education Services – China.

•	Since acquiring Mindsolve in November, closed 15 TotalPerformance contracts including AGCO Corporation – the first customer to buy the integrated SumTotal/MindSolve talent management suite.

•	In September, closed a $1.5 million subcontract for continued support of the U.S. Army’s Defense Ammunition Center’s (DAC) current and future global training initiatives.

•	In September, released ResultsonDemand, a software-as-a-service (SaaS) model giving customers a hosted version of SumTotal’s talent management suite.

•	Throughout 2006, signed partnerships with Google, Adobe, SkillSoft as well as two leading Chinese systems integrators, Great Wall Software and Founder Order.

•	In April, signed a $13 million contract to deliver learning and performance management software and services over eight years to a customer via SumTotal’s partnership with ExcellerateHRO.

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Released versions 7.2 and 7.5 of SumTotal Enterprise Suite as well as ResultsonDemand, a software-as-a-service (SaaS) model providing customers with a hosted version of SumTotal’s talent management suite.

Guidance

For the first quarter of 2007, SumTotal Systems estimates its GAAP revenue will be between $29.6 million and $30.6 million. On a non-GAAP basis, revenue is estimated to be between $30.0 million and $31.0 million. GAAP net loss is estimated to be between $1.9 million, or $0.07 per share on both a basic and diluted basis and $1.4 million, or $0.05 per share on both a basic and diluted basis. On a non-GAAP basis, net income is estimated to be between $2.0 million or $0.07 per share on a diluted basis, and $2.5 million, or $0.09 per share on a diluted basis. The reconciling items between GAAP and non-GAAP income (loss) are estimated to be a $0.4 million adjustment to revenue, $2.4 million for amortization of intangibles and $1.1 million for stock-based compensation.

Conference Call

SumTotal will host an investor conference call and webcast on Tuesday, February 6, 2007, at 2:00 p.m. (Pacific Time) / 5:00 p.m. (Eastern Time) to discuss the financial results for the fourth quarter and full year ended December 31, 2006. A live audio webcast is available to investors and the public at www.sumtotalsystems.com under the Investor Relations section.

In addition to the webcast, a telephone replay will be available on Tuesday, February 6, 2007, beginning at approximately 5:00 p.m. (Pacific Time) through the close of business (Pacific Time) on Tuesday, February 13, 2007. Investors and other interested parties can access the replay by dialing the U.S. toll-free number: 877-519-4471, access code: 8288214. The international dial-in number is 973-341-3080 access code: 8288214.

About SumTotal Systems, Inc.

SumTotal Systems (NASDAQ: SUMT) is the largest provider of talent and learning solutions. SumTotal deploys mission-critical solutions that align talent and knowledge with business goals to generate significant bottom-line results. With more than 17 million users worldwide, SumTotal has helped accelerate performance and profits for more than 1,500 of the world’s best-known companies and government agencies including Accenture, Aetna, Cendant, DaimlerChrysler, Delta Air Lines, Harley-Davidson, Microsoft, Novartis, PNC Bank, U.S. Army, U.S. Air Force, U.S.

Navy, U.S. Coast Guard, U.S. Bancorp, United Airlines, Vodafone, Wachovia and Wyeth. SumTotal has offices throughout the United States, in London, Paris, Frankfurt, Singapore, Sydney, Tokyo, Hong Kong and Hyderabad. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal and the SumTotal logo are registered trademarks or trademarks of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

SAFE HARBOR / FORWARD-LOOKING STATEMENT

Information in this press release and the accompanying conference call contains forward-looking statements and management’s estimation regarding future performance of the company, including without limitation, financial estimates for the first quarter ending March 31, 2007 and the 2007 fiscal year. These statements represent SumTotal Systems’ current expectations or beliefs concerning its results and future events, and include statements, among others, regarding its financial guidance for estimated GAAP and non-GAAP revenue, loss and income; growth of recurring revenue base; backlog; the company’s competitive position and business model, including its market share and leadership position; the company’s ability to execute and the strength and scale of its business model. These statements are not historical facts or guarantees of future performance or events; are based on current expectations, estimates, beliefs, assumptions, goals and objectives; and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Additional factors that could cause actual results to differ include, but are not limited to, (i) additional information regarding the audit for the year ended December 31, 2006; (ii) failure to accurately estimate fiscal future financial results; (iii) failure to fully realize the anticipated benefits of the acquisition of MindSolve, including without limitation, failure to successfully integrate the MindSolve product, retain its employees, or build a successful performance management business line; (iv) inability to grow revenue as the company expects, especially in its core market, newly acquired performance management product line, and in its international markets; (v) unexpected expenses or failure to implement in a timely fashion, or at all, the requisite steps to control expenses, especially in the services organization, and the implementation of operating cost structures that align with revenue growth; (vi) inability to grow or maintain revenue, especially as the Company shifts its emphasis to a recurring revenue model; (vii) the Company’s ability to attract and retain key personnel; (viii) the Company’s continued ability to protect its intellectual property rights and potential claims that the Company has infringed the intellectual property rights of others; (ix) adoption of new accounting regulations and standards that may affect reported earnings and operating income; (x) foreign currency, interest rate, and fixed income risks; (xi) failure to accurately predict the costs and revenue associated with transitioning the company’s business model to SaaS; (xii) other market conditions that include risks and uncertainties such as risks associated with financial, economic, political, terrorist activity and other uncertainties associated with operating a global business; and (xiii) other events and other important factors disclosed previously and from time to time in SumTotal Systems’ filings with the Securities and Exchange Commission, including the company’s annual report for fiscal year 2005 on Form 10-K filed on March 28, 2006, its quarterly report for the quarter ended September 30, 2006 on Form 10-Q filed on November 9, 2006, its Form S-3/As filed on September 28, 2006 and October 2, 2006, and its Form 8-Ks. The forward-looking statements contained in this release and the accompanying conference call are made as of February 6, 2007, and SumTotal Systems assumes no obligation to update the information in this press release or the accompanying conference call.

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Media Contact:

SumTotal Systems, Inc.

Bill Perry, 614-975-7538

bperry@sumtotalsystems.com

Investor Contact:

SumTotal Systems, Inc.

Gwyn Lauber, 650-934-9594

glauber@sumtotalsystems.com

-Tables to Follow-

SumTotal Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31, 2006	December 31, 2005

Assets
Current assets:
Cash, cash equivalents and restricted cash	$10,199	$18,489
Short term investments	5,530	657
Accounts receivable, net	28,516	25,207
Prepaid expenses and other current assets	3,891	3,484

Total current assets	48,136	47,837

Property and equipment, net	5,945	4,210
Goodwill	68,461	62,306
Intangible assets, net	21,327	25,705
Other assets	1,194	1,489

Total assets	$145,063	$141,547

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$3,991	$2,845
Accrued compensation and benefits	8,554	5,509
Other accrued liabilities	4,612	4,048
Restructuring accrual	866	1,831
Deferred revenue	29,958	26,354
Provision for litigation settlement	1,054	970
Notes payable	5,041	4,877

Total current liabilities	54,076	46,434

Non-current liabilities:
Other accrued liabilities, non-current	246	176
Restructuring accrual, non-current	—	808
Deferred revenue, non-current	781	369
Provision for litigation settlement, non-current	1,375	2,333
Notes payable, non-current	9,360	13,125

Total liabilities	65,838	63,245

Commitments and contingencies	—	—

Stockholders' equity	79,225	78,302

Total liabilities and stockholders' equity	$145,063	$141,547

SumTotal Systems, Inc.

GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended December 31,		Year Ended December 31,

	2006	2005	2006	2005
Revenue:
License	$9,013	$7,388	$31,027	$24,674
Service and maintenance	20,615	16,546	74,961	50,296

Total revenue	29,628	23,934	105,988	74,970

Cost of revenue:
License	564	107	1,196	1,179
Service and maintenance	9,455	7,620	36,715	22,988
Amortization of intangible assets	2,242	1,475	8,828	4,316

Total cost of revenue	12,261	9,202	46,739	28,483

Gross margin	17,367	14,732	59,249	46,487

Operating expenses:
Research and development	4,845	3,460	17,556	12,357
Sales and marketing	8,916	7,680	31,676	25,480
General and administrative	4,735	5,449	19,858	16,348
Restructuring charge	—	316	68	316
Provision for litigation settlement	—	2,683	—	2,683
In-process research and development	1,120	—	1,120	—

Total operating expenses	19,616	19,588	70,278	57,184

Income (loss) from operations	(2,249)	(4,856)	(11,029)	(10,697)
Interest expense	(429)	(389)	(1,724)	(394)
Interest income	170	119	702	701
Other income (expense), net	(22)	(118)	109	(631)

Income (loss) before provision for income taxes	(2,530)	(5,244)	(11,942)	(11,021)
Provision for income taxes	5	25	12	95

Net Income (loss)	$(2,535)	$(5,269)	$(11,954)	$(11,116)

Net income (loss) per share, basic	$(0.10)	$(0.21)	$(0.47)	$(0.51)

Net income (loss) per share, diluted	$(0.10)	$(0.21)	$(0.47)	$(0.51)

Weighted average common shares outstanding, basic	26,182	25,197	25,234	21,819

Weighted average common shares outstanding, diluted	26,182	25,197	25,234	21,819

Use of non-GAAP Financial Measures

In managing its business financial performance and establishing internal financial plans and targets the Company uses non-GAAP financial measures. Management believes that certain non–GAAP financial measures provide greater transparency in managing its operations and business. The company has presented these non-GAAP financial measures as supplemental information to allow investors to see how management views the operating performance of the company and how it communicates the performance internally. The company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or instead of results prepared in accordance with GAAP but rather in addition to the GAAP results. Also, the non–GAAP information prepared by SumTotal is not necessarily comparable to non-GAAP information provided by other companies.

A reconciliation of the non-GAAP measures to GAAP is included in the financial tables contained in this press release. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.

The adjustments and the basis for excluding them are as follows:

Deferred Revenue Write-down

The company excludes the impact of the write-down of acquired deferred revenue to fair value relating to its acquisitions of Docent, Inc., Pathlore Software Corporation and MindSolve Technologies, Inc. This has the effect of increasing licenses, service and maintenance revenue to the amounts that would have been recorded in the absence of the purchase accounting adjustments required by GAAP. This is done to provide management with better visibility on the contractual revenue run rate, maintenance and subscription renewal rates and the operating profitability of the business.

Stock-Based Compensation

SumTotal has incurred stock-based compensation as required by FAS 123R in 2006 and by APB25 in prior years. The company excludes these expenses from services and maintenance cost of revenue, research and development expenses, sales and marketing expenses and general and administrative expenses because it believes that the information is not relevant in managing its operations. Excluding these expenses also provides for better comparability between periods and for results that better reflect the economic cash flows of the operations.

Amortization of Intangible Assets

The company has incurred expenses for amortization of intangible assets in the cost of sales numbers reported in its GAAP financial results. These expenses relate to various acquisitions of companies and technology. Management excludes these expenses when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Restructuring Charges

The company has incurred expenses for restructuring activities and accounted for them in accordance with FAS 146. These include but are not limited to employee severance and leasehold termination costs. Because of the one-time nature of these charges management excludes them in evaluating its operating performance.

Provision for Litigation Settlement

In the fourth quarter of 2005, the company recorded a litigation settlement charge related to a patent infringement claim in its GAAP financial results. Management has excluded this charge when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

In-process Research and Development Charge

In the fourth quarter of 2006, the company incurred a charge for in-process research and development in conjunction with its acquisition of MindSolve Technologies, Inc, which is reported in its GAAP financial results. Management excludes these expenses when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Income taxes

These adjustments are not tax effected as management believes that given the company's historical operating losses and other tax considerations, they would not result in a tax charge to the income statement.

SumTotal Systems, Inc.

Non-GAAP to GAAP Reconciliation

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Non-GAAP revenue	$30,013	$26,934	$110,348	$78,401
Deferred revenue write-off License	(220)	(1,352)	(2,275)	(1,545)
Deferred revenue write-off Service and maintenance	(165)	(1,648)	(2,085)	(1,886)

GAAP revenue	$29,628	$23,934	$105,988	$74,970

Non-GAAP net income (loss)	$2,242	$2,461	$6,580	$598
Deferred revenue write-off License	(220)	(1,352)	(2,275)	(1,545)
Deferred revenue write-off Service and Maintenance	(165)	(1,648)	(2,085)	(1,886)
Amortization of intangible assets	(2,242)	(1,475)	(8,828)	(4,316)
Stock-based compensation Service and Maintenance	(261)	(58)	(1,015)	(138)
Stock-based compensation Research and Development	(145)	(7)	(527)	(117)
Stock-based compensation Sales and Marketing	(257)	(50)	(1,040)	(282)
Stock-based compensation General and Administrative	(367)	(141)	(1,576)	(431)
Restructuring charge	—	(316)	(68)	(316)
Provision for litigation settlement	—	(2,683)	—	(2,683)
In-process research and development	(1,120)	—	(1,120)	—

GAAP net income (loss)	$(2,535)	$(5,269)	$(11,954)	$(11,116)

Basic EPS:
GAAP net income (loss) per share	$(0.10)	$(0.21)	$(0.47)	$(0.51)
Deferred revenue write-off	0.01	0.12	0.17	0.17
Amortization of intangible assets	0.09	0.06	0.35	0.20
Stock-based compensation	0.04	0.03	0.16	0.04
Restructuring charge	—	—	—	—
Provision for litigation settlement	—	0.11	—	0.12
In-process research and development charge	0.04	—	0.04	—

Non-GAAP earnings per share, basic	$0.09	$0.10	$0.26	$0.03

Non-GAAP earnings per share, diluted	$0.08	$0.10	$0.25	$0.03

Weighted average common shares outstanding, basic	26,182	25,197	25,234	21,819

Weighted average common shares outstanding, diluted	27,688	25,564	26,288	22,428